Exhibit 3.14

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

FOR

HELIUS, LLC

	6.2	Reimbursement for Expenses	5

7.	ACCOUNTS		5

	7.1	Books	5

	7.2	Statements	5

	7.3	Records at Designated Office	5

	7.4	Fiscal Year	6

8.	TRANSFERS		6

	8.1	Transfer by Member	6

9.	DISSOLUTION AND TERMINATION		6

	9.1	Final Accounting	6

	9.2	Liquidation	6

	9.3	Settlement Upon Dissolution	7

	9.4	Articles of Dissolution	7

10.	AMENDMENTS		7

	10.1	Amendments	7

11.	GENERAL PROVISIONS		7

	11.1	Entire Agreement; Governing Law	7

	11.2	Construction Principles	7

	11.3	Indemnification	7

ii

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

FOR

HELIUS, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is made and adopted as of the 20th day of May, 2009, by Hughes Network Systems, LLC, a Delaware limited liability company (the “Member”), the sole member of Helius, LLC, a Utah limited liability company (the “Company”).

R E C I T A L S

WHEREAS, this Agreement amends and restates the Amended and Restated Operating Agreement, by and between the Member and the Company, dated as of February 12, 2008 (the “Prior Agreement”), and the Prior Agreement is hereby terminated and is superseded in its entirety by this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member agrees as follows:

1. THE LIMITED LIABILITY COMPANY

1.1 Formation; Applicability of the Act. The Member hereby adopts this Agreement pursuant to the provisions of the Utah Revised Limited Liability Company Act as is currently or hereinafter in effect in the State of Utah (the “Act”). The Company shall be subject to and governed by the Act. On any matter upon which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect.

1.2 Filing. The Member has executed, delivered and filed Articles of Organization with the Utah Department of Commerce, Division of Corporations and Commercial Code. The Member shall execute such further documents and instruments (including, but not limited to, amendments to the Articles of Organization) and take such further action as is appropriate to comply with the requirements of law for the formation and operation of a limited liability company in all states and counties where the Company may conduct its business.

1.3 Name. The name of the Company shall be “Helius, LLC.”

1.4 Duration, Events of Dissolution. The Company shall continue in existence until the first to occur of the following:

a. the entry of a decree of judicial dissolution under the Act;

b. the signed written agreement of the Member;

c. the Company ceases to have at least one Member (e.g., the withdrawal or dissolution of the Member); or

d. December 31, 2100.

Anything else to the contrary notwithstanding, the bankruptcy of the Member shall not, without further action, result in the dissolution of the Company.

1.5 Management of Business. The business and affairs of the Company shall be managed by its Member as provided in Article 5 below.

1.6 Character of Business. The business of the Company shall be to (a) develop IP broadcasting solutions for business, (b) any activities ancillary thereto as the Member from time to time may determine to be appropriate and (c) engage in any other lawful activity for which a limited liability company may be organized under the Act.

1.7 Principal Office. The location of the principal office of the Company shall be at 333 South 520 West, Suite 330, Lindon, Utah 84042 or at such other place as the Member from time to time may select.

1.8 The Member. The name and address of the Member is as follows:

Name	Address
Hughes Network Systems, LLC	11717 Exploration Lane Germantown, Maryland 20876

2. MEETINGS OF MEMBERS.

2.1 Place. All meetings of the Member shall be held at the principal office of the Company or at such other place, within or without the State of Utah, as may be designated for that purpose, from time to time, by the Member.

2.2 Meetings. Meetings of the Member are not required but may be called by the Member at any time.

2.3 Quorum. The Member represented in person, by an authorized representative, or by proxy, shall constitute a quorum at a meeting of the Member.

2.4 Voting of Member. The vote of the Member represented at a meeting shall be the act of the Member and the Company.

2.5 Proxies. The Member may vote either in person or by proxy executed in writing by the Member or by its duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

2.6 Action Without a Meeting. Any action that may be taken at any meeting of the Member, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by the Member. The Member giving written consent under this Article 2.6 may revoke the consent by a signed writing stating that the consent is revoked, provided that such writing is received by the Company prior to the effective date of the action.

3. CAPITAL CONTRIBUTIONS

3.1 Initial Contribution. The initial capital contribution to the Company is described on Schedule 3.1 attached hereto and by this reference incorporated herein. There shall be no obligation to return to the Member any part of its capital contribution for so long as the Company continues in existence. No interest shall be paid to the Member on its contributions to the capital of the Company. The Member shall be issued the number of units set forth on Schedule 3.1 evidencing the Member’s ownership interest in the Company.

3.2 Additional Contributions. The Member shall not be obligated to make any additional contribution to the Company’s capital. In addition, the Member shall not be liable under a judgment, decree or order of a court, or in any other manner for a debt, obligation or liability of the Company. Additionally, the Member shall not be required to lend any funds to the Company or pay any contributions, assessments or payments to the Company except the capital contribution required in this Article 3.

4. PROFITS, LOSSES, AND DISTRIBUTIONS

4.1 Profits and Losses. The Company’s net profits or net losses shall be determined on an annual basis and each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated to the Member. The Company shall be considered a division of Hughes Network Systems, LLC for federal income tax purposes.

4.2 Distributions. Annually or at more frequent intervals, the Company may distribute available funds to the Member as determined by the Member.

5. RIGHTS AND DUTIES OF MEMBER

5.1 Management. The business and affairs of the Company shall be vested in the Member. The Member shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business.

5.2 Powers of Member. Without limiting the generality of Article 5.1, the Member shall have power and authority, on behalf of the Company:

a. to acquire property from any person or entity as the Member may determine. The fact that the Member is directly or indirectly affiliated or connected with any such person or entity shall not prohibit the Member from dealing with that person or entity;

b. to borrow money for the Company from banks, other lending institutions, the Member, or affiliates of the Member on such terms as the Member deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Member, or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Member;

c. to purchase liability and other insurance to protect the Company’s property and business;

d. to hold and own any Company real and/or personal properties in the name of the Company;

e. to invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

f. to execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Member, to the business of the Company;

g. to employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds; and

h. to enter into any and all other agreements on behalf of the Company, with any other person or entity for any purpose, in such forms as the Member may approve; and to do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

5.3 Member Has No Exclusive Duty to Company. The Member shall not be required to manage the Company as the Member’s sole and exclusive function and the Member may have other business interests and may engage in other activities in addition to those relating to the Company. The Member shall not incur any liability to the Company as a result of engaging in any other business or venture.

5.4 Bank Accounts. The Member may from time to time open bank accounts in the name of the Company, and the Member and/or the Company’s duly authorized representatives shall be the sole signatories thereon.

5.5 Right to Rely on the Member. Any person or entity dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Member as to:

a. the identity of the Member;

b. the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Company or representative of the Company or which are in any other manner germane to the affairs of the Company;

c. the persons who are authorized to execute and deliver any instrument or document of the Company; or

d. any act or failure to act by the Company or any other matter whatsoever involving the Company or the Member.

6. COMPENSATION AND REIMBURSEMENT

6.1 Compensation of Member. If the Member performs services on behalf of the Company, the Member may be compensated for its services at reasonable rates approved by the Member.

6.2 Reimbursement for Expenses. The Company shall reimburse the Member for all direct out-of-pocket expenses incurred by the Member for or on behalf of the Company.

7. ACCOUNTS

7.1 Books. The Member shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal place of business. Such books of account shall be kept on such method of accounting as the Member shall select.

7.2 Statements. The Company shall close the books of account promptly after the close of each calendar year, and shall prepare and send to the Member a statement of the Member’s distributive share of income and expense for federal income tax reporting purposes.

7.3 Records at Designated Office. The Managers shall keep at the Company’s designated office the following:

a. a current list in alphabetical order of the full name and last known mailing or business street address of each Member;

b. a copy of the stamped Articles of Organization and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate of amendment has been executed;

c. a copy of this Agreement and all amendments hereto;

d. copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three (3) most recent years;

e. copies of any financial statements of the Company, if any, for the three (3) most recent years; and

f. unless otherwise set forth in the Company’s Articles of Organization or this Agreement, a written statement setting forth:

(i) the amount of cash and a description and statement of the agreed value of the other property or services contributed and has agreed to be contributed to the Company by each Member;

(ii) the times at which, or the events upon the happening of which, any additional contributions agreed to be made by each Member are to be made;

(iii) any right of a Member to receive distributions;

(iv) any date or event upon the happening of which the Member is entitled to payment in redemption of the Member’s interest in the Company; and

(v) any event upon the happening of which the Company is to be dissolved and its affairs wound up.

g. copies of the minutes, if any, of each meeting of Members and of any written consents obtained from Members.

7.4 Fiscal Year. The fiscal year of the Company shall be the same fiscal year as the Member which is the period beginning January 1st and ending December 31st.

8. TRANSFERS

8.1 Transfer by Member. The Member may transfer its interest in the Company at any time.

9. DISSOLUTION AND TERMINATION

9.1 Final Accounting. In case of the Company’s dissolution, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

9.2 Liquidation. Upon the Company’s dissolution, the Member shall act as liquidator to wind up the Company. The Member shall have full power and authority to act on behalf of the Company to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the Company’s business, assets, and affairs in an orderly and prudent manner.

9.3 Settlement Upon Dissolution. In settling accounts after dissolution, the assets of the Company shall be distributed in the following order:

a. first, to creditors in the order of priority, as provided by law;

b. second, to the Member.

9.4 Articles of Dissolution. Upon the completion of the distribution of the Company assets, the Company shall be terminated and the Member shall cause the Company to execute Articles of Dissolution and take such other actions as may be necessary or appropriate consistent with the Act to terminate the existence of the Company.

10. AMENDMENTS

10.1 Amendments. Amendments to this Agreement and to the Company’s Articles of Organization shall be made or approved by the Member in writing.

11. GENERAL PROVISIONS

11.1 Entire Agreement; Governing Law. This Agreement (a) contains the entire agreement among the parties hereto; (b) except as provided in Article 10 above, may not be amended nor may any rights hereunder be waived except by a document or instrument in writing signed by the party sought to be charged with such amendment or waiver; (c) shall be construed in accordance with, and governed by the laws of the State of Utah; and (d) shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, successors, and assigns, except as set forth above.

11.2 Construction Principles. Words in any gender shall be deemed to include the other gender. The singular shall be deemed to include the plural and vice versa. The headings and underlined paragraph titles are for guidance only and shall have no significance in the interpretation or construction of this Agreement.

11.3 Indemnification. The Company shall have the power to indemnify the Member, any employee, or agent of the Company to the extent that a limited liability company may indemnify any of its members, employees, or agents against expenses actually and reasonably incurred by any Member, employee, or agent in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which any Member, employee, or agent is made a party.

IN WITNESS WHEREOF, the Member acknowledges under penalties of perjury that the matters and facts set forth in this Agreement are true and that it has caused this Agreement to be executed on the date first-above written.

HELIUS ACQUISITION, LLC, a Delaware limited liability company

By:	Hughes Network Systems, LLC, its sole member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Senior Vice President, Secretary and General Counsel

SCHEDULE 3.1

(Attached to and Forming a Part of

the Second Amended and Restated Operating Agreement

for

Helius, LLC

dated as of May 20, 2009)

Name	Units/Percentage Ownership
Hughes Network Systems, LLC (as a result of contribution by Hughes Communications, Inc., a Delaware corporation, pursuant to that certain Contribution Agreement, dated as of February 12, 2008)	100/100%

Initial Capital Contribution
$568,805